UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         ______________________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 17, 2005


                                     0-13063
                            (Commission File Number)


                         ______________________________


                          SCIENTIFIC GAMES CORPORATION
             (Exact name of registrant as specified in its charter)


             Delaware                                          81-0422894
     (State of Incorporation)                                (IRS Employer
                                                         Identification Number)


                 750 Lexington Avenue, New York, New York 10022
              (Address of registrant's principal executive office)


                                 (212) 754-2233
                         (Registrant's telephone number)


                         ______________________________

                Section 1 - Registrant's Business and Operations


Item 1.01.  Entry into a Material Definitive Agreement.

      On June 17, 2005, in connection with the appointment of Michael Chambrello as president and chief operating officer of Scientific Games Corporation (the "Company"), the Company entered into an employment agreement with Mr. Chambrello, effective July 1, 2005. A brief description of the material terms of the employment agreement between the Company and Mr. Chambrello, as well as the terms of a stock option grant to be made to Mr. Chambrello as of July 1, 2005, is included under Item 5.02 below.

                 Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On June 17, 2005, the Board of Directors of the Company appointed Michael Chambrello as president and chief operating officer of the Company. Mr. Chambrello will assume his new position with the Company on July 1, 2005. A. Lorne Weil, the Company's chairman and chief executive officer, also served as president of the Company prior to Mr. Chambrello's appointment.

      Since November 2000, Mr. Chambrello (47) has served as President and Chief Executive Officer of Environmental Systems Products Holdings, Inc. ("ESPH"), which provides vehicle emissions testing systems and services to government agencies. Prior to joining ESPH, beginning in October 1999, he served as Chief Executive Officer of Transmedia Asia Pacific, Inc. and Transmedia Europe, Inc., which provide membership-based consumer and business services. Previously, Mr. Chambrello served as President of GTECH Corporation and Executive Vice President of GTECH Holdings Corporation, which provide gaming and technology products and services.

      The Company has entered into a three-year employment agreement with Mr. Chambrello which, among other things, provides for an initial annual base salary of $750,000 (subject to annual adjustment, beginning with January 1, 2006, based on the New York area Consumer Price Index). The employment agreement also provides Mr. Chambrello with the opportunity to earn up to 75% of his base salary as incentive compensation upon achievement of certain performance goals and up to 150% of his base salary as incentive compensation upon achievement of certain maximum performance goals. During the term of his employment under the agreement, Mr. Chambrello will be entitled to participate in the Company's Supplemental Executive Retirement Plan in accordance with its terms, subject to the Company's right to at any time amend or terminate any such plan, provided that his benefits under such plan shall not exceed $500,000 per annum. In addition, during the term of his employment under the agreement, Mr. Chambrello shall receive a monthly housing allowance of $5,000 and a monthly commutation allowance of $2,500.

      On the date of commencement of his employment, Mr. Chambrello will receive a grant of options to purchase 1,000,000 shares of the Company's common stock, at an exercise price equal to the average of the high and low trading prices of the stock on the preceding day, vesting in one-third increments on each of the first, second and third anniversaries of his employment date. The stock option grant was approved as part of Mr. Chambrello's compensation package as an employment inducement grant pursuant to Nasdaq Marketplace Rule 4350 without stockholder approval. Mr. Chambrello will also be eligible to receive an annual stock option or other equity award, in the sole discretion of the Compensation Committee of the Company's Board of Directors, in accordance with the applicable plans and programs for senior executives of the Company.

      Mr. Chambrello's employment agreement provides that if his employment under the agreement is terminated without "cause" or for "good reason" (as defined in the agreement), then, among other things, he would be entitled to receive: (i) his base salary for a period of 24 months following termination; (ii) an amount, payable over a period of 24 months following termination, equal to two times (x) his highest incentive compensation in respect of one of the two most recent fiscal years or (y) his target bonus for the then-current fiscal year (if he was not employed during the prior fiscal year), but in any event not more than his base salary; and (iii) a pro rata amount (based on the number of days Mr. Chambrello was employed in the year of termination) of (x) his highest annual incentive compensation in respect of one of the two most recent fiscal years or (y) his target bonus for the then-current fiscal year (if he was not employed during the prior fiscal year), payable as and when such incentive compensation would otherwise have been payable under the employment agreement. If Mr. Chambrello's employment under the employment agreement is terminated without "cause" or for "good reason" within two years immediately following a "change in control" (as defined in the agreement), the employment agreement provides that he would be entitled to receive, in lieu of the payments described in the preceding sentence, a lump sum payment equal to the sum of: (i) three times his base salary; (ii) three times (x) his highest incentive compensation in respect of one of the two most recent fiscal years or (y) his target bonus for the then-current fiscal year (if he was not employed during the prior fiscal year), but in any event not more than his base salary; and
(iii) the pro rata amount described in clause (iii) of the preceding sentence.

      The employment agreement with Mr. Chambrello also provides that, among other things, for the duration of Mr. Cambrello's employment thereunder and for 12 months thereafter, he will not engage in any business that is competitive with the business of the Company or its affiliates, or solicit any of the Company's employees, agents, consultants, representatives, customers, vendors or distributors to terminate their relationships with the Company or for certain other prohibited purposes. The employment agreement also contains covenants imposing obligations on Mr. Chambrello with regard to proprietary information and confidentiality.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                SCIENTIFIC GAMES CORPORATION


                                By: /s/ Martin E. Schloss
                                   ------------------------------------------
                                   Name:  Martin E. Schloss
                                   Title: Vice President, General Counsel and
                                          Secretary

Date:  June 23, 2005